UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 25, 2012

Advanced Photonix, Inc.
(Exact Name of Registrant as specified in its Charter)

Delaware	1-11056	33-0325826
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2925 Boardwalk, Ann Arbor, Michigan	48104
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(734) 864-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

First Amendment to Loan Agreement

On October 25, 2012, Advanced Photonix, Inc. (the “Company”), its wholly-owned subsidiary Picometrix LLC (“Picometrix”, and together with the Company, the “Borrowers”) and Silicon Valley Bank (“SVB”) executed a First Amendment (the “Amendment") to that certain a Loan and Security Agreement dated January 31, 2012 (as amended from time to time, the “Credit Agreement”) by and among the Borrowers and SVB.  The Amendment became effective October 25, 2012.

Among other things, the Amendment (1) decreases the Liquidity Ratio (which is defined as (i) the Borrowers’ unrestricted cash and Cash Equivalents (as defined in the Credit Agreement) on deposit with SVB plus its net balance sheet billed Accounts (as defined in the Credit Agreement), divided by (ii) the Borrowers’ Indebtedness (as defined in the Credit Agreement) to SVB) that the Borrowers’ are required to maintain from 2.25:1.00 to 2.00:1.00; (2) increases the dollar value of Equipment (as defined in the Credit Agreement) that the Company can finance by granting purchase money security interests from $250,000 to $750,000; (3) shortens the measurement period for determining whether the Borrowers’ have achieved their required EBITDA (as defined in the Credit Agreement) from monthly on a trailing 6-month basis to monthly on a 3-month trailing basis; (4), as described in greater detail below, adjusts the required EBITDA that the Borrowers’ have to maintain and the Revolving Margin and Term Margin (each as defined in the Credit Agreement); and (5) increases the Streamline Threshold (as defined in the Credit Agreement) to require the Company to achieve a minimum of $1.00 of EBITDA on a trailing 3-month basis in addition to a Liquidity Ratio of at least 2.50:1.00.

As amended, (1) the Credit Agreement requires the Borrowers to maintain, on a consolidated basis, a Liquidity Ratio, which is measured at the end of each month, equal to or greater than 2:00:1.00 and EBITDA, measured at the end of each month on a trailing 3-month basis, of at least (A) $(1,000,000) for the period September 30, 2012 through fiscal month ending November 30, 2012; (B) $(750,000) for the period December 31, 2012 through the fiscal month ending January 31, 2013; (C) $(500,000) for the period February 28, 2013 through the fiscal month ending March 31, 2013; and (D) $1.00 for the periods commencing on April 30, 2013 or thereafter; (2) the Revolving Margin on borrowings under the Credit Agreement’s line of credit facilities has increased from 0.50% to 3.75% above the United States prime rate published in The Wall Street Journal (the “Prime Rate”) to 0.50% to 4.00% above the Prime Rate, depending on the Borrowers’ Liquidity Ratio and trailing 3-months EBITDA; and (3) the Term Margin on borrowings under the Credit Agreement’s term loan facility has increased from 1.00% to 4.25% above the Prime Rate to 1.00% to 4.50% above the Prime Rate, in each case depending on the Borrowers’ Liquidity Ratio and trailing 3-months EBITDA.  The rates applicable to the outstanding line of credit borrowings and term loan borrowings as of the effective date of the Amendment are at 6.25% and 6.75%, respectively.

First Amendment to Export-Import Bank Loan and Security Agreement

On October 25, 2012, the Company, Picometrix and SVB also executed a First Amendment (the “Ex-Im Amendment") to that certain Export-Import Bank Loan and Security Agreement dated January 31, 2012 (as amended from time to time, the “ExIm Facility Agreement”) by and among the Borrowers and SVB.  The Ex-Im Amendment became effective October 25, 2012.

The Ex-Im Amendment conforms the definition of “Revolving Margin” in the ExIm Facility Agreement to match the definition of “Revolving Margin” in the Credit Agreement.   Accordingly, as a result of the Ex-Im Amendment, the Revolving Margin on borrowings under the ExIm Facility Agreement has increased from 0.50% to 3.75% above the Prime Rate to 0.50% to 4.00% above the Prime Rate, depending on the Borrowers’ Liquidity Ratio and trailing 3-months EBITDA.

The preceding descriptions of the Amendment and the Ex-Im Amendment are qualified in their entirety by reference to the copies of the Amendment and the Ex-Im Amendment filed herewith as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Exhibit

10.1	First Amendment dated October 25, 2012 to Loan and Security Agreement by and among Silicon Valley Bank, Advanced Photonix Inc. and Picometrix, LLC.

10.2	First Amendment dated October 25, 2012 to Loan and Security Agreement (EX-IM Loan Facility) dated as of January 31, 2012 by and among Silicon Valley Bank, Advanced Photonix Inc. and Picometrix, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED PHOTONIX, INC.

By:	/s/ Jeff Anderson
Jeff Anderson, Chief Financial Officer

Dated:  October 25, 2012

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	First Amendment dated October 25, 2012 to Loan and Security Agreement by and among Silicon Valley Bank, Advanced Photonix Inc. and Picometrix, LLC.

10.2	First Amendment dated October 25, 2012 to Loan and Security Agreement (EX-IM Loan Facility) dated as of January 31, 2012 by and among Silicon Valley Bank, Advanced Photonix Inc. and Picometrix, LLC.